Exhibit 4.14

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this "Agreement") is entered into by the following Parties in Beijing, People's Republic of China (" China ") on March 2, 2020:

Party A: Beijing Lianji Future Technology Co., Ltd., with registered address of No.2-004,2/F ,11 Wanliuzhong Road, Haidian District, Beijing ; and the legal representative of Wu Longming (the"Pledgee")

Party B: Kaiming HU, ID Card No. ******; (referred to as the "Pledgor")

Party C: Beijing Kuali Yitong Technology Co., Ltd.

Address: Room 3028, Floor 3, No. 18, Shangdi Xinxi Road, Haidian District, Beijing

Legal Representative: Kaiming Hu

In this Agreement, any Party individually is referred to as "the Party" or "the other Party ", and collectively are referred to as" the Parties ".

WHEREAS:

i.	The Pledgee is a foreign-funded enterprise established in accordance with Chinese laws;
ii.	Beijing Kuali Yitong Technology Co., Ltd. (" Company ") is a limited liability company established in accordance with Chinese laws;
iii.	The Pledgor is Chinese citizens Kaiming Hu holds 100% equity interest of Party C as registered shareholder of Party C (the "Equity");
iv.	The Pledgee, the Pledgors and the Company have signed the Option Agreement (the "Option Agreement ") on March 2, 2020, under which the Pledgors shall, subject to the conditions permitted by Chinese law, transfer to the Pledgee and/or any other entity or person designated by the Pledgee all or part of the company's equity interest in the Pledgors’ possession at the request of the Pledgee;
v.	The Pledgee, the Company and its shareholders have signed the Business Operation Agreement (together with the Option Agreement, collectively referred to as the "Master Agreement ");
vi.	In order to guarantee the performance of the Pledgor and the Company’s obligations under the Master Agreement, the Pledgor is willing to establish a pledge for the Pledgee as a guarantee for the performance of the Pledgor and the Company with all the equity of the company owned by the Pledgor, and the Pledgor is willing to accept the pledge.

THEREFORE, through friendly negotiations, the Parties hereby jointly agree to abide by the following:

A.	Scope of Pledge and Guarantee
i.	The Pledgor agrees to pledge the total l00% equity interest of the company it owns to the Pledgee as a guarantee of the Pledgor and the Company to fulfill all obligations under the Master Agreement as agreed in this Agreement. The Company agrees that the Pledgor shall pledge the relevant equity to the Pledgee as agreed in this Agreement.The term "Pledge" refers to the right enjoyed by the Pledgee that the price of the equity pledged to the Pledgee by the Pledgor shall be preferentially compensated at a discount, auction or sale.
ii.	The validity of the guarantee under this Agreement shall not be affected by any modification or alteration of the Master Agreement, and the guarantee under this Agreement shall remain in force for the obligations of the Pledgor and the Company under the amended Master Agreement. The invalidity, revocation or dissolution of the Master Agreement shall not affect the validity of this Agreement. If any Master Agreement becomes invalid for any reason, or is revoked or rescinded, the Pledgee shall have the right to enforce the pledge immediately subject to Section K of this Agreement.

B.	Pledged Equity
i.	The pledged equity under this Agreement is the total 100% equity interest held by the Pledgors (hereinafter referred to as the "Pledged Equity") and the total interest associated with the pledged equity.
ii.	During the validity of this Agreement, except for the Pledgee’s intention or gross negligence directly causal to the result, the Pledgee shall not be held liable for any reduction in the value of the Pledged Equity, and the Pledgor shall not be entitled to any form of recourse or claim against the Pledgee.
iii.	Subject to the provisions of Section B. ii. above, if there is any possibility of a significant reduction in the value of the Pledged Equity, which is sufficient to endanger the rights of the Pledgee, the Pledgee may at any time request the Pledgors to auction or sell the Pledged Equity and negotiate with the Pledgors to use the remuneration of the auction or sale to pay off the secured debt in advance or to deposit them with the notary office of the place where the Pledgee is located (all expenses incurred therefrom shall be borne by the Pledgee).
iv.	In the event of any default of contract by the Company or the Pledgors, the Pledgee shall have the right to dispose the Pledged Equity in the manner specified in Section K under this Agreement.
v.	With the prior consent of the Pledgee, the Pledgors may increase, transfer or assign any equity of the company. The equity formed by the Pledgors's capital increase is also a Pledge Equity.
vi.	With the prior consent of the Pledgee, the Pledgors may receive dividend or bonus of the Pledged Equity.

C.	Establishment of Pledge
i.	The Pledgors promises to be responsible for the arrangement of pledge of stock rights("Pledge of Stock Rights") under this Agreement to be recorded in the company's register of shareholders on the date of signing this Agreement.
ii.	The Parties further agree to record the Pledge of Stock Rights on the register of shareholders of the Company subject to the terms and conditions of this Agreement in the form listed in Annex I to this Agreement, and to entrust the register of shareholders which records the matters of Pledge of Stock Rights to the Pledgee’s care.
iii.	The Pledgors promises to register the establishment of the pledge with the Administration for Industry and Commerce of the place where the Company is registered. The Company promises to do its utmost to cooperate with the Pledgors in completing the business registration of the equity pledge subject to this section.

D.	Term of Pledge
i.	The Pledge under this Agreement shall take effect as of the date of the registration of the pledge by the competent Administration for Industry and Commerce of the Company and shall remain valid until the completion of the performance of all debts under the Master Agreements (the "Term of the Pledge ").
ii.	During the term of pledge, if the Pledgors and the Company fail to perform or properly perform their obligations under the Master Agreement, the Pledgee shall have the right to dispose of the pledge rights subject to the provisions of Section K of this Agreement.

E.	Custody and Return of Pledge Certificate
i.	The Pledgors shall, within three (3) working days from the date of completion of the registration of the pledge by the Company's competent Administration for Industry and Commerce and the recording og Pledge of Stock Rights in the register of shareholders of the Company as mentioned in Section C above, deliver the registration certificate of the pledge to the Pledgors for custody; the Pledgee is obliged to keep the received pledge documents under custody.
ii.	If the pledged equity is rescinded subject to the provisions of this Agreement, the Pledgee shall return the pledge registration certificate to the Pledgors within three (3) working days after the dissolution, and provide necessary assistance in the process of the Pledgors handling the rescission of the pledge registration.

F.	Representation and Warraties of Pledgors

The Pledgors hereby represents and warrants to the Pledgee as of the effective date of this Agreement:

i.	The Pledgors are the legal holders of the registered Pledged Equity;
ii.	Except for the interests of the Pledgee, the Pledgors have not placed any other pledge or other right on the equity;
iii.	The pledge of equity under this Agreement constitutes a primary interest of the pledged equity;
iv.	The shareholders' meeting of the company has agreed to pledge the equity under this Agreement by resolution;
v.	This Agreement, once in force, constitutes a legal, valid and legally binding obligation on the Pledgor;
vi.	The pledge by the Pledgors under this Agreement shall not violate the laws, regulations and other relevant provisions of the government departments, nor any contract, agreement or convenant made to any third party (other than the Company) by the Pledgors;
vii.	All documents and information provided by the Pledgors to the Pledgee relating to this Agreement is true, accurate and complete;
viii.	There is no breach or conflict between the signature and performance of this Agreement by the Pledgor and all laws to which it applies or any agreement, any court decision, any award of the arbitral organ, or any decision of any administrative in which the Pledgor is involved as one Party or is binding on the Pledgor’s assets.

G.	Representation and Warraties of the Company

The Company hereby represents and warrants to the Pledgee as of the effective date of this Agreement:

i.	The Company is a limited liability company legally established and validly maintained in accordance with the laws of China, with independent legal personality, complete and independent legal status and legal capacity to sign, deliver and perform this Agreement, and may act independently as a Party to the proceedings;
ii.	All reports, documents and information provided by the Company to the Pledgee prior to the entry into force of this Agreement concerning the Pledged Equity and all items required under this Agreement are true and correct in all substance;
iii.	All reports, documents and information provided by the Company to the Pledgee after the entry into force of this Agreement concerning the Pledged Equity and all itmes required under this Agreement are true and valid at the time of that provision in all substance;
iv.	This Agreement, duly signed by the Company, constitutes a legal, valid and legally binding obligation to the Company;
v.	The Company has full power and authority to sign and deliver this Agreement and all other trades related to this Agreement and the documents it will sign, and the company has full power and authority to complete the transactions described in this Agreement;
vi.	There are no pending actions, legal proceedings or requests in any court or arbitral tribunal against the Company or its assets (including but not limited to Pledged Equity) or threats to the knowledge of the Company, and there are no actions, legal proceedings or requests against the Company or its assets in any governmental or administrative organ (including, but not limited to, Pledged Equity) pending or threatened actions, legal proceedings or requests known to the Company will have a significant or adverse impact on the financial situation of the Company or on the ability of the Pledgors to fulfil their obligations and security responsibilities under this Agreement;
vii.	Company agrees to undetake joint liability to the Pledgee for the representation and warranties made by the Pledgors under Section F.i, F.ii., F. iii., F. iv., F. v.i. of this Agreement;
viii.	The Company hereby warrants to the Pledgee that the above statement and warranties are true and correct and will be fully complied with at any time before the contractual obligations are fully performed or the guaranteed debt is fully settled.

H.	Covenants of Pledgors
i.	The Pledgors hereby warrant to the Pledgee in the interest of the Pledgee that, during the term of this Agreement, the Pledgor shall:
a)	Complete the registration of equity pledge under this Agreement with the Administration for Industry and Commerce subject to the provisions of this Agreement;
b)	No equity shall be transferred without the prior written consent of the Pledgee, and no new pledge or other security interest that may affect the rights and interests of the Pledgee shall be created or permitted on the pledge;
c)	Comply with and enforce the provisions of all laws and regulations concerning pledge of rights, and to present to the Pledgee such notice, order or proposal to the Pledgee within five (5) days upon receipt of the notice, instruction or proposal issued or formulated by the competent authority concerned in respect of pledge, and to comply with such notice, instruction or proposal, or to make objections and statements on such matters at the reasonable request of the Pledgee or with the consent of the Pledgee;
d)	Promptly notify the Pledgee of any event or notice received that may cause the Pledgors an impact on the rights of the equity or any part thereof, and of any change of warranty, obligation by the Pledgors, or any event or notice received that may cuase an impact as set forth in this Agreement.
ii.	The Pledgors warrants that the exercise of the rights of the Pledgees in accordance with the terms of this Agreement shall not be interrupted or impaired by legal proceedings by the Pledgors or any successor to the Pledgors or the principal of the Pledgors or any other person passing through the proceedings.
iii.	The Pledgors warrants to the Pledgees that in order to protect or improve the guarantee of the obligations of the Pledgors and the Company under the Master Agreement, the Pledgors sign in good faith and prompt other parties with an interest in the Pledge to sign all rights certificates, covenants, and/or perform and prompt other interested parties to perform the acts required by the Pledgee, and to facilitate the exercise of the rights and authorizations granted to the Pledgees under this Agreement.
iv.	The Pledgors warrants to the Pledgees that the Pledgor shall sign with the Pledgee or his designated person (natural person/legal person) all change documents (if applicable and necessary) relating to the equity certificate and to provide the Pledgee, within a reasonable period of time, with all notices, orders and decisions concerning the pledge that it deems necessary.
v.	The Pledgors warrants to the Pledgee that, for the benefit of the Pledgee, the Pledgors shall abide by and perform all the warranties, guarantees, agreements, statements and conditions. If the Pledgors fails to comply with, fail to perform or fail to fully perform the warranties, guarantees, agreements, statements and conditions, the Pledgors shall compensate the Pledgee for all reasonable losses suffered therefrom.
vi.	The Pledgors shall not carry out or permit any act or action which may adversely affect the interests or pledge of the Pledgees under the Transaction Agreement and this Agreement. The Pledgors waive the preemptive right when the Pledgee realizes the pledge.

I.	Covenants of the Company

The Company hereby warrants to the Pledge in the interest of the Pledge as follows:

i.	If the signing and performance of this Agreement and the pledge of shares under this Agreement require the consent, permission, waiver, authorization or approval, permission, exemption or registration or filing with any government agency of any third party, the Company shall do its utmost to assist in obtaining and maintaining its full validity during the validity of this Agreement;
ii.	Without the prior written consent of the Pledgors, the Company will not assist or permit the Pledgors to establish any new pledge or any other security interest of the pledged equity;
iii.	Without the prior written consent of the Pledgors, the Company will not assist or permit the Pledgors to transfer the pledged equity; in the event of any legal action, arbitration or other request that may adversely affect the interests of the Company, the pledged equity or the Pledgee under the Transaction Agreement and this Agreement, the Company warrants to notify the Pledgee in writing as soon as possible and as promptly as possible and to take all necessary measures, at the reasonable request of the Authority, to ensure the pledge interest of the pledged equity;
iv.	The Company will provide the Pledgee with the financial statements of the previous quarter of the calendar, including (but not limited to) the balance sheet, profit statement and cash flow statement, within the first month of each calendar quarter;
v.	The Company warrants to take all necessary measures and sign all necessary documents (including, but not limited to, supplementary agreements to this Agreement) at the reasonable request of the Pledgee to ensure the pledge interest of the Pledgee in the pledged equity and the exercise and realization of such rights;
vi.	If any transfer of pledged equity arising from the exercise of the pledge under this Agreement, the Company warrants to take all measures to effect such transfer.
vii.	In the event of any legal action, arbitration or other request that may adversely affect the interests of the Company, the pledged equity or the Pledgee under the Transaction Agreement and this Agreement, the Company warrants to notify the Pledgee in writing promptly as soon as possible and to take all necessary measures to ensure the pledge interest of the Pledgee in the pledged equity in accordance with the reasonable request of the Pledgee.

J.	Events of Default and Liability for Default
i.	The following items are all considered as events of default:
a)	Failure of the Pledgors or Company to perform its obligations under the Master Agreement;
b)	Any statement, guarantee or warranty made by the Pledgor under Section E and Section F of this Agreement is materially misleading or erroneous, or the Pledgors violate any other provisions of this Agreement;
c)	The Pledgors renounce the pledged equity or transfer the pledged equity without the written consent of the Pledgees;
d)	Any loan, security, compensation, guarantee or other debt liability of the Pledgors itself be required to repay or perform in advance for breach of contract; or (ii) have expired but can not be repaid or performed on time, thereby affecting the ability of the Pledgees to believe that the Pledgors have fulfilled their obligations under this Agreement;
e)	The Company can not repay general debts or other debts;
f)	Any reason other than force majeure which makes this Agreement illegal or the Pledgors unable to continue to perform their obligations under this Agreement;
g)	Due to the adverse change the property the Pledgors own, the Pledgee assumes that the Pledgor ’s ability to perform its obligations under this Agreement has been affected

h)	Heir or executor of the Company can only perform part or refuse to perform the payment liability under the Master Agreement;
i)	A breach of contract resulting from an act or omission of the Pledgors in breach of other provisions of this Agreement;
j)	Any applicable law that considers this Agreement to be unlawful or causes the Pledgor to continue to perform its obligations under this Agreement;
k)	Any approval, license or authorization of any government department that causes this Agreement to be enforceable, lawful and valid is revoked, terminated, invalidated or substantially modified.
ii.	If any of the matters referred to in Section J.i. or the events likely to result in such matters have occurred, the Pledgors shall immediately notify the Pledgee in writing.
iii.	Unless the default listed in Section J.i. has been satisfactorily resolved to the satisfaction of the Pledgee, the Pledgee may, at the time or at any time after the occurrence of the default by the Pledgors, issue a notice of default in writing to the Pledgors, requiring the Pledgors to immediately pay the arrears and other accounts payable under the Master Agreement or to dispose of the pledge under Section K of this Agreement.
iv.	Notwithstanding any other provisions of this Agreement, the validity of Section J shall not be affected by the termination of this Agreement

K.	Exercise of the Pledge
i.	The Pledgors shall not transfer the pledged equity without the written consent of the Pledgee until all obligations under the Master Agreement have been fulfilled.
ii.	In the event of a breach referred to in Section J, the Pledgees shall give notice of breach to the Pledgors when exercising the pledge. The Pledgee may exercise the right to dispose of the pledge at the same time as notice of breach under Section J.iii. or at any time after notice of breach.
iii.	The Pledgee shall have the right to sell or otherwise dispose of the pledge equity under this Agreement in accordance with legal procedures. If the Pledgee decides to exercise the pledge, the Pledgors warrants to transfer all their shareholder rights to the Pledgee. In addition, the Pledgee shall have the right, in accordance with legal procedures, to discount all or part of the shares under this Agreement or to give priority to the payment for the auction or sale of the equity. When the Pledgee disposes of the pledge under this Agreement, the Pledgors shall not set up obstacles and shall give necessary assistance to enable the Pledgee to realize the pledge.

L. Assignment of the Agreement

i.	The Pledgors shall not be entitled to grant or assign their rights and obligations under this Agreement except with the prior written consent of the Pledgee. In the event of death of the Pledgors, the Pledgors agrees to transfer the rights and obligations under this Agreement immediately to the person designated by the Pledgee.
ii.	This Agreement is binding on the Pledgor and its successors or heirs and is valid for the Pledgee and each of its successors, heirs or assignees designated by the Pledgee.
iii.	The Pledgee may transfer all or any of its rights and obligations under the Master Agreement to its designated person (natural person/legal person) at any time and subject to the law, in which case the transferee shall enjoy and assume the rights and obligations enjoyed and assumed by the Pledgee under this Agreement as it shall enjoy and warrant as a party to this Agreement. When transferring rights and obligations under the Master Agreement, the Pledgee shall only send a written notice to the Pledgors, who shall sign an agreement and/or document relating to the transfer at the request of the Pledgee. In addition, if the Pledgee intends to transfer the rights and obligations of this Agreement, it shall notify the Pledgors in writing and obtain the written consent of the Pledgors.
iv.	After the change of the Pledgee caused by the transfer, the parties to the new pledge shall re-sign the equity pledge agreement; and the content of the equity pledge agreement shall be in substance consistent with this Agreement.

M. Execution and Termination of the Agreement

i.	This Agreement shall be established and enter into force since the date of signing.
ii.	When conditions permit, the Parties shall do their best to process and promote the registration of pledge at the administration for industry and commerce where the company registered under this Agreement, but the Parties also confirm whether the pledge under this Agreement is registered for the record. The registration has no influence on the effectiveness and validity of this Agreement.
iii.	After the service fee reimbursement under the service agreement has been completed and the Pledgors no longer assumes any obligations under the service agreement, the Pledgee shall cancel or rescind this Agreement.
iv.	The release of the pledge shall be recorded accordingly in the register of shareholders of the company, and shall be nullified in accordance with the law at the administration for industry and commerce where the company is registered.

N. Service Fees and Other Charges

i.	All expenses and actual costs relating to this Agreement, including but not limited to taxes, legal expenses, cost of work and any other expenses, etc., shall be borne by the Pledgors. If the law provides that the Pledgee shall pay the relevant taxes and fees, the Pledgors shall compensate the Pledgee in full for the taxes and fees paid.
ii.	If the Pledgor fails to pay any taxes, fees or other charges under this Agreement or for other reason that the Pledgees takes any way or means of recourse, and the Pledgors shall bear all reasonable expenses arising therefrom.

O. Force Majeure

i.	Force majeure means any event beyond the reasonable control of one party and which can not be avoided with the reasonable attention of the affected party, including, but not limited to, acts of government, natural forces, fires, explosions, storms, flooding, earthquakes, tides, lightning or war. However, insufficient credit, capital or financing may not be regarded as a matter beyond the reasonable control of one party. The party affected by force majeure shall notify the other party of such exemption as soon as possible.
ii.	When the performance of this Agreement is delayed or hindered by force majeure in the foregoing definition, the party affected by force majeure shall not be liable under this Agreement to the extent of delay or hindrance. The affected party shall take appropriate measures to reduce or eliminate the effects of force majeure and shall endeavour to restore the performance of obligations delayed or obstructed by force majeure. Once force majeure is eliminated, the Parties agree to resume performance under this Agreement with maximum effort.

P. Confidentiality

i.	The Parties to this Agreement acknowledge and determine that any oral or written information exchanged with each other regarding this Agreement is confidential. All such information shall be kept confidential by the Parties and no relevant information shall be disclosed to any third party without the written consent of the other party, except:
a)	The information is known or will be known to the public (but not disclosed to the public by one of the receiving parties);
b)	Information to be disclosed under applicable law or rules or regulations of a stock exchange; or
c)	If any party is required to disclose to its legal or financial counsel information relating to a transaction under this Agreement, the legal or financial counsel shall also be subject to a duty of confidentiality similar to this provision. The disclosure by any staff member or employing agency of either party shall be regarded as the disclosure by that party and shall be liable for breach of contract in accordance with this Agreement. This clause remains in force regardless of whether this Agreement is void, rescinded, terminated or unoperable for any reason.
ii.	After the termination of this Agreement, one Party shall, at the request of the other Party, return, destroy or otherwise process all documents, information or software containing confidential information and cease to use such confidential information.
iii.	Notwithstanding other provisions of this Agreement, the effect of Section P shall not be affected by the suspension or termination of this Agreement.

Q. Applicable Law and Dispute Resolution

i.	The conclusion, validity, performance, modification, interpretation and termination of this Agreement and the settlement of disputes shall comply with the Chinese law.
ii.	Any dispute arising from or in connection with the execution of this Agreement shall be settled by friendly negotiation between the Parties.
iii.	If, within thirty (30) days of a request by one of the parties for a negotiated settlement of the dispute, no settlement agreement has been reached, either party may submit the dispute to the Hong Kong International Arbitration Centre for arbitration. Arbitration shall be conducted in accordance with the arbitration rules in force at that time of the Hong Kong International Arbitration Centre, and the place of arbitration shall be Hong Kong. All procedures for arbitration shall be in Chinese. The arbitral award is final and binding on either party and the parties agree to be bound by the arbitral award and execute accordingly. When any dispute arises and any dispute is under arbitration, the parties may exercise other rights under this Agreement and shall perform other obligations under this Agreement in addition to the matters in dispute.

R. Notification

Notice or other communication issued by either party under this Agreement shall be made in writing and sent by special person to the other party at the following address or other designated address by other party at any time. The date on which the notice is deemed to have actually been delivered shall be determined as follows:As for the notice delivered by a designated person, the day on which the delivery is accomplished shall be deemed as actually delivered ;(b) As for the notice sent by letter, the seventh (7) day after the postage-paid registered air mail (marked on the postmark), or the fourth (4) day after delivery to an internationally recognized delivery service will be deemed as actually delivered ;(c) As for the notice sent by fax, the receiving date on the confirmation of transmission of the document shall be deemed to have been delivered; and (d) As for the notice sent by e-mail, the time the e-mail enters the EDI system of the e-mail box provided by the delivered Party shall be deemed to have actually been delivered.

Pledgee: Beijing Lianji Future Technology Co., Ltd.

Contact: Wu Longming

Pledgor: Kaiming Hu

Company: Beijing Kuali Yitong Technology Co., Ltd.

Contact: Kaiming Hu

S. Others

i.	The title of this Agreement is intended solely for ease of reading and shall not be used to interpret, illustrate or in other aspects affect the meaning of the provisions of this Agreement.
ii.	The Parties confirm that this Agreement, once in force, constitutes a complete Agreement and consensus reached by the Parties on the contents of this Agreement and completely supersedes all oral or/and written agreements and consensus reached by the Parties prior to this Agreement relating to the contents of this Agreement.
iii.	This Agreement shall be binding on the parties to this Agreement and their respective heirs, successors and permitted assignees and made only for the benefit of the above mentioned persons.
iv.	Any rights, powers and remedies conferred upon the Parties by any provision of this Agreement shall not exclude any other rights, powers or remedies enjoyed by that party under the provisions of the law and other provisions under this Agreement, and the exercise by one party of its rights, powers and remedies shall not exclude the exercise of other rights, powers and remedies enjoyed by that party.
v.	Failure by any party to this Agreement to exercise or fail to exercise timely its rights, powers and remedies (" the rights of that party ") under this Agreement or Law shall not be deemed to be a waiver of such rights, nor shall it affect the future exercise by that party of such rights in other ways as well as of other rights of that party.
vi.	If any provision of this Agreement is found to be void, invalid or unenforceable by a competent court or arbitral institution, it shall not affect or impair the validity and enforceability of other provisions. However, the parties to this Agreement shall cease to perform such void, invalid and unenforceable provisions and, to the extent closest to their original intent, amend them only to the extent that they are valid and enforceable against such particular facts and circumstances.
vii.	Consent and confirm that the "(prior)written consent of the Pledgee " under this Agreement means that the matter shall be subject to the approval of the board of directors of the Pledgee and shall be notified to Party B and Party C as agreed in Section R of this Agreement.
viii.	Matters not covered by this Agreement shall be determined through consultation between the Parties. The Parties shall amend and supplement this Agreement by written agreement. The modified and supplementary agreements relating to this Agreement duly signed by the Parties are an integral part of this Agreement and have the same legal effect as this Agreement.
ix.	The original of this Agreement has five (5) duplicates. Each party holds one (1), and the other originals are used to submit to the equity pledge registration institution for the registration of equity pledge. Each original has the same legal effect.
x.	The Appendix to this Agreement constitutes an integral part of this Agreement and has the same legal effect as this Agreement.

(No text below on this page)

Hereby, each party has personally or prompted its legally authorized representative to sign this Agreement on the date and address listed in the first part of this Agreement, in witness whereof.

Beijing Lianji Future Technology Co., Ltd.

(Seal)

/s/ Seal of Beijing Lianji Future Technology Co., Ltd.

Signature of legal representative

/s/ Longming Wu

Name: Longming Wu

Hereby, each party has personally or prompted its legally authorized representative to sign this Agreement on the date and address listed in the first part of this Agreement, in witness whereof.

/s/ Kaiming Hu

Hereby, each party has personally or prompted its legally authorized representative to sign this Agreement on the date and address listed in the first part of this Agreement, in witness whereof.

Beijing Kuali Yitong Technology Co., Ltd.

(Seal)

/s/ Seal of Beijing Kuali Yitong Technology Co., Ltd.

Signature of legal representative

/s/ Kaiming Hu

Name: Kaiming Hu

Appendix

Register of shareholders of Beijing Kuali Yitong Technology Co., Ltd.

Date:

Name	Share Proportion	Personal Information
Kaiming Hu	100%	ID:****** Address: No.351 Hanjia Yingzi Cun, Hushan Zhen, Lanshan District, Rizhao City, Shandong Province